UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 15, 2025

Dyadic International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32513	45-0486747
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1044 North U.S. Highway One, Suite 201

Jupiter, FL 33477

(Address of principal executive offices and zip code)

(561) 743-8333

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DYAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 15, 2025, Dyadic International, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Security Agreement, dated March 8, 2024 (the “Security Agreement”), with a majority of the current holders of the Company’s Senior Secured Convertible Promissory Notes due March 8, 2027. Pursuant to the Amendment, Schedule A of the Security Agreement was replaced in its entirety to reflect updates to the Secured Parties (as defined in the Security Agreement) thereunder, including the addition of a trust for the benefit of the Company’s CEO, Mark Emalfarb, as a result of his purchase and assignment to him of one of the Company’s Senior Secured Convertible Promissory Notes due March 8, 2027 in a principal amount of $1,000,000.

The foregoing description of the Amendment is only a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amendment to Security Agreement dated as of September 15, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYADIC INTERNATIONAL, INC.

Date: September 16, 2025	By:	/s/ Ping W. Rawson
Ping W. Rawson
Chief Financial Officer